Exhibit 21
VARIAN MEDICAL SYSTEMS, INC.
LIST OF SUBSIDIARIES

Name	State or Other Jurisdiction of Incorporation
CyberHeart, Inc.	DE, USA
D3 Oncology Inc.	DE, USA
Endocare, Inc.	DE, USA
Mansfield Insurance Company	VT, USA
Mobius Medical Systems Holdings, LLC	TX, USA
Mobius Medical Systems, LP	TX, USA
Page Mill Corporation	MA, USA
Varian BioSynergy, Inc.	DE, USA
Varian Medical Systems Africa Holdings, Inc.	DE, USA
Varian Medical Systems Canada Holdings, Inc.	DE, USA
Varian Medical Systems India Pvt. Ltd.	DE, USA
Varian Medical Systems International Holdings, Inc.	DE, USA
Varian Medical Systems Latin America, Ltd.	DE, USA
Varian Medical Systems Netherlands Holdings, Inc.	DE, USA
Varian Medical Systems Pacific, Inc.	DE, USA
American Institute of Pathology and Laboratory Sciences Private Limited	India
Artmed Healthcare Private Limited	India
Asiri AOI Cancer Center (Private) Ltd.	Sri Lanka
Cancer Treatment Services Hyderabad Private Limited	India
CTSI (Mauritius) Limited	Mauritius
Fang Chi Health Management Co., Ltd.	Taiwan
Hangzhou Alicon Pharmaceutical Technology Co. Ltd.	China
Hong Tai Health Management Co., Ltd.	Taiwan
Monarch Capital, Limited	Cayman Islands
New Century Health Care Corporation	Taiwan
Scion Medical Technologies (Shanghai) Ltd. (a/k/a Scion Medical Equipment Co. Ltd.)	China
Scion Medical Limited	Hong Kong
Talent Choice Investment Limited	Cayman Islands
Varian Medical Systems Africa (Pty) Ltd	South Africa
Varian Medical Systems Algeria SpA	Algeria
Varian Medical Systems Arabia Commercial Limited	Saudi Arabia
Varian Medical Systems Australasia Pty Ltd.	Australia
Varian Medical Systems Belgium N.V.	Belgium
Varian Medical Systems Brasil Limitada	Brazil
Varian Medical Systems Canada, Inc.	Canada
Varian Medical Systems (China) Co. Ltd.	China
Varian Medical Systems Deutschland G.m.b.H.	Germany
Varian Medical Systems Finland OY	Finland
Varian Medical Systems France	France

Varian Medical Systems Gesellschaft m.b.H.	Austria
Varian Medical Systems Haan G.m.b.H.	Germany
Varian Medical Systems Hungary Kft	Hungary
Varian Medical Systems Iberica S.L.	Spain
Varian Medical Systems Imaging Laboratory G.m.b.H.	Switzerland
Varian Medical Systems International A.G.	Switzerland
Varian Medical Systems International (India) Pvt. Ltd.	India
Varian Medical Systems Italia S.p.A.	Italy
Varian Medical Systems K.K.	Japan
Varian Medical Systems Korea, Inc.	Korea
Varian Medical Systems Malaysia Sdn. Bhd.	Malaysia
Varian Medical Systems Mauritius Ltd.	Mauritius
Varian Medical Systems München GmbH	Germany
Varian Medical Systems Nederland B.V.	Netherlands
Varian Medical Systems Nederland Finance B.V.	Netherlands
Varian Medical Systems Particle Therapy GmbH	Germany
Varian Medical Systems Philippines, Inc.	Philippines
Varian Medical Systems Poland Sp. zo. o	Poland
Varian Medical Systems Puerto Rico, LLC	Puerto Rico
Varian Medical Systems (RUS) LLC	Russia
Varian Medical Systems Scandinavia AS	Denmark
Varian Medical Systems Taiwan Co., Ltd.	Taiwan
Varian Medical Systems Trading (Beijing) Co., Ltd.	China
Varian Medical Systems UK Holdings Limited	United Kingdom
Varian Medical Systems UK Limited	United Kingdom
Varian Medical Systems Vietnam Company Limited	Vietnam
Varinak Oncology Systems	Turkey
Varinak Bulgaria LTD	Bulgaria
Varinak Europe SRL	Romania
VMS Deutschland Holdings G.m.b.H.	Germany
VMS Kenya, Ltd	Kenya
Vertice Investment Limited	Hong Kong